                                                                    EXHIBIT 99.6

                                            CONTROL NUMBER
                                            000000  0000000000  0  0000

                                            000000000.000 ext
                                            000000000.000 ext
[HOUSEHOLD LOGO]                            000000000.000 ext
                                            000000000.000 ext
                                            000000000.000 ext
MR A SAMPLE                                 000000000.000 ext
DESIGNATION (IF ANY)                        000000000.000 ext
ADD 1                                       Holder Account Number
ADD 2                                       C  1234567890 JNT
ADD 3
ADD 4                                       ||||||||||||||||||||||
ADD 5                                       ||||||||||||||||||||||
ADD 6                                       ||||||||||||||||||||||


Use a black pen.  Print in                  [ABC]  [1][2][3] [x]           [ ]   Mark this box with an X if you have
CAPITAL letters inside the grey                                                  made changes to your name or address
areas as shown in this example.                                                  details above.


SPECIAL MEETING PROXY CARD

A     PROPOSALS

The Board of Directors recommends a vote FOR Proposal 1. Shares will be so voted unless you otherwise indicate.

1. Adoption of the Agreement and Plan of Merger, dated as of November 14, 2002, by and among HSBC Holdings plc, Household International, Inc. and H2 Acquisition Corporation, pursuant to which, among other things, Household will be merged with and into H2 Acquisition Corporation, a wholly owned subsidiary of HSBC, HSBC will acquire Household and each outstanding share of Household common stock will be converted into the right to receive, at the election of the holder, either 2.675 HSBC ordinary shares or 0.535 American depositary shares, each of which evidences five HSBC ordinary shares.

[ ] FOR                           [ ] AGAINST                        [ ] ABSTAIN


2. The undersigned hereby authorizes the proxies to vote in their discretion on any other business that may properly be brought before the special meeting or any adjournment thereof.

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

B AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign exactly as name appears hereon. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please sign your full title.

Signature 1                              Signature 2                            Date (dd/mm/yyyy)
                                                                                      /   /
                                                                                      /   /

PROXY -  - HOUSEHOLD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE SPECIAL MEETING ON [             ], 2003

The undersigned hereby appoints K. H. Robin, J. D. Nichols and J. W. Blenke, and each of them true and lawful proxies with power of substitution, to vote all shares of Common and/or Preferred Stock of the undersigned, at the Special Meeting of Stockholders of Household International, Inc., to be held [__________ ], 2003, and at any adjournment thereof, on the proposals set forth on the reverse side of this card, which are referred to in the Notice of Special Meeting of Stockholders, dated [________ __], 2003 and Proxy Statement provided to you. If no direction is made, this proxy will be voted FOR Proposal 1 and according to the judgment of the proxies with respect to any other business that may come before the special meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side.)

To Our Stockholders:

Whether or not you are able to attend the Special Meeting of Stockholders on [______________ __], 2003, it is important that your shares be represented, no matter how many shares you own. Listed below are instructions on how to vote by proxy for the election of directors and all other proposals. You may vote by telephone, over the Internet, or by mail.

In order to reduce the number of duplicate mailings of proxy materials, Household has consolidated on a single proxy/voting instruction card all of your holdings in Household Common Stock registered under the identical name and tax identification number, including ownership that may be attributed to Household's Dividend Reinvestment &

Common Stock Purchase Plan; our Employee Stock Purchase Plan; our 401(k) employee benefit plan, the Tax Reduction Investment Plan ("TRIP"); and our matching contribution plan for Canadian employees, the Match and Save Plan. The proxy also provides voting instructions for shares of Household Common Stock held in TRIP as disclosed in the Proxy Statement.

INTERNET, TELEPHONE AND MAILING INSTRUCTIONS

THE METHODS BELOW ARE QUICK, EASY AND AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK. If you vote by phone or Internet, have this proxy card in hand when you vote.

      To vote using the Telephone
       (within U.S. and Canada)               To vote using the Internet                   To vote by Mail
-        Call toll free                  -    Go to the following web           -    Complete and sign the Proxy
     [                ] prior to 12:00        site prior to 12:00 midnight,          card
     midnight, [_________ __], 2002,          [________ __], 2003:
     on a touch tone telephone.               www.computershare.com/us/proxy

Option 1:  To vote as the Board of       -        Enter the information         -    Return the proxy card in
     Directors recommends on ALL              requested on your computer             the postage-paid envelope.
     proposals:  press 1.  When asked,        screen, including your
     please confirm your vote by              six-digit Control Number
     pressing 1.                              located below

Option 2: If you choose to vote upon     -    Then follow the voting
     each proposal separately, press          instructions on the screen
     0 and follow the simple
     recorded instructions.

IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY CARD. THANK YOU FOR VOTING!

CONTROL NUMBER


                                      -3-